Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES ISSUANCE OF EQUITY IN EXCHANGE FOR $10 MILLION OF SENIOR SECURED NOTES

August 26, 2015 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) (“SAE” or the “Company”) today announced that it has entered into an exchange agreement with certain funds managed by Fidelity Management & Research Company which hold the Company’s 10.00% senior secured notes due 2019 (the “Holder”), pursuant to which the Holder agreed to exchange an aggregate $10.0 million principal amount of such notes for approximately 2.4 million shares of the Company’s common stock, as determined using a 30-day volume weighted average share price as of the date the exchange agreement was entered into. The exchange is expected to close on August 27, 2015, at which time the exchanged notes will be cancelled and all accrued unpaid interest on such notes will be paid in cash to the Holder.
The exchange is being made in reliance on the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, as amended.
Brian Beatty, President and CEO of SAE, commented, “We are very pleased to have the opportunity to enhance our balance sheet, improve our leverage profile, and help preserve our liquidity. This is one additional step in the right direction to elevating our public company profile and increasing long-term stakeholder value.”
About SAExploration Holdings, Inc.
SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, and Southeast Asia. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths up to 3,000 meters, SAE offers a full suite of logistical support and in-field processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.
The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.

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Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," "will," "should" and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, high levels of indebtedness, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Contact
SAExploration Holdings, Inc.
Ryan Abney
Vice President, Capital Markets & Investor Relations
(281) 258-4409
rabney@saexploration.com

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